     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2001.

                                                     REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SDC INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                          75-2583767
   (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                       Identification number)

       777 S. FLAGLER, 8TH FLOOR WEST, W. PALM BEACH, FLORIDA          33401
              (Address of principal executive offices)               (Zip Code)

          SDC INTERNATIONAL, INC. 2001 NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 RONALD A. ADAMS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             SDC INTERNATIONAL, INC.
                                 777 S. FLAGLER
                                 8TH FLOOR WEST
                          W. PALM BEACH, FLORIDA 33401
                     (Name and Address of Agent for Service)

                                 (561) 882-9300
          (Telephone Number, including Area Code, of Agent for Service)

                          Copies of communications to:

                               ANDREW HULSH, ESQ.
                                BAKER & MCKENZIE
                              1200 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 789-8900

                               ------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                        PROPOSED               PROPOSED
                                                        MAXIMUM                 MAXIMUM
                                 AMOUNT                 OFFERING               AGGREGATE              AMOUNT OF
TITLE OF SECURITIES               TO BE                  PRICE                  OFFERING            REGISTRATION
TO BE REGISTERED             REGISTERED (1)          PER SHARE (2)               PRICE                   FEE
----------------             --------------          -------------            -----------           --------------
Common Stock,                2,000,000 shares           $0.71                  $1,420,000               $355.00
$.001 par value
===================================================================================================================

(1) This registration statement also covers an indeterminate number of shares of common stock of SDC International, Inc.which may be issued by reason of stock dividends, stock splits, or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated soley for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. With respect to the 2,000,000 shares of common stock underlying options available for future grant under the SDC International, Inc. 2001 Non-Qualified Stock Option Plan, the estimated Proposed Maximum Aggregate Offering Price Per Share was estimated pursuant to Rule 457(c) under the Securities Act, whereby the per share price was determined by reference to the average between the high and low price reported on over-the-counter market on July 3, 2001, which average was $0.71.

================================================================================

                                EXPLANATORY NOTE

         We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register shares of our common stock issuable upon the exercise of stock options that may be granted from time to time under our 2001 Non-Qualified Stock Option Plan (the "Plan").

                                     PART I
                              INFORMATION REQUIRED
                         IN THE SECTION 10(A) PROSPECTUS

         We will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

                                     PART II
                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated into this registration statement by reference:

         (1) The registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2000 (the "Annual Report"), filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act");

         (2) The registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2001;

         (3) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (1), above; and

         (4) A description of the registrant's common stock, par value $0.001 per share (the "common stock"), and related matters included in the registrant's registration statement on Form 10SB filed under the Securities Exchange Act (file no. 000-27520), and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Delaware law currently permits a corporation to limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; violation of Section 174 of the Delaware General Corporation Law, any transaction from which the director derived an improper personal benefit or any act or omission prior to the adoption of such a provision in the certificate of incorporation. Our certificate of incorporation provides that no directors will be liable to us or any of our stockholders for breach of any fiduciary or other duty as a director, to the extent permitted by Delaware law (as it is now or later in effect).

            Delaware law generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action. However, there must be a determination that the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. This determination is made, in the case of an individual who is a director or officer at the time of the determination, by:

         - a majority of the directors not a party to the action, even though less than a quorum;

         - a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

         -  independent legal counsel in a written opinion; or

         - a majority vote of the stockholders, at a meeting at which a quorum is present.

            Without court approval, however, no indemnification may be made in respect of any derivative action in which the individual is adjudged liable to the corporation.

            Delaware law requires indemnification of directors and officers for reasonable expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

            Delaware law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon that individuals' commitment to repay any advances unless it is determined ultimately that indemnification is proper.

            Under Delaware law, subject to public policy issues, a corporation may provide for more favorable indemnification and advancement of expenses than provided by statute through bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

         Our officers and directors are indemnified pursuant to specific provisions of our Amended and Restated Certificate of Incorporation (the "Certificate") and By-laws to the fullest extent permissible under the law, subject to specific limitations imposed, with the basic intent of not granting any indemnity in contravention of the laws of the state of Delaware or of the United States of America, whether as a matter of law or public policy pursuant to statutory provisions.

            Pursuant to our Certificate, no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. The Certificate further provides, however, that a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this provision in the Certificate may adversely affect any right or protection of any director existing at the time of such amendment or repeal for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

         ITEM 8. EXHIBITS

         The following is a complete list of exhibits filed as a part of this registration statement and which are incorporated in this registration statement.

         4.1 Amended and Restated Certificate of Incorporation of SDC International, Inc. (incorporated herein by reference to the registrant's Form S-8 Registration Statement, filed with the Securities and Exchange Commission on December 28, 2000).

         4.2 Amended and Restated By-laws of SDC International, Inc. (incorporated herein by reference to the registrant's Form 10SB).

         4.3 SDC International, Inc. 2001 Non-Qualified Stock Option Plan.

         5.1 Opinion of Baker & McKenzie, regarding legality of the securities covered by this registration statement.

         23.1 Consent of Baker & McKenzie, counsel for the Registrant, to the use of its opinion with respect to the legality of the securities covered by this registration statement and to the references to such counsel in this registration statement (contained in the opinion filed as Exhibit 5.1 to this registration statement).

         23.2 Consent of Richard A. Eisner & Company, LLP, independent auditors.

         24.1 Power of Attorney (included on the signature page of this registration statement)


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


ITEM 9. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the United States Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, the hereunto duly authorized, in the City of W. Palm Beach, State of Florida, on June 27, 2001.

                                SDC INTERNATIONAL, INC.



                                By: /s/ Ronald A. Adams
                                   --------------------------------------------
                                   Name:  Ronald A. Adams
                                   Title: Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Ronald A. Adams acting alone, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-8, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other exhibits therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                      Title                                     Date
---------                                      -----                                     ----
/s/ Ronald A. Adams                            Chairman and Chief                        June 27, 2001
-----------------------------------            Executive Officer and Director
Ronald A. Adams                                (Principal Executive Officer, Principal
                                               Accounting Officer and Principal
                                               Financial Officer)


/s/ Milota K. Skral                            President and Director                    June 27, 2001
-----------------------------------
Milota K. Skral


/s/ H.S. Green                                 Secretary and Director                    June 27, 2001
-----------------------------------
H.S. Green


                                      II-5
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                                  EXHIBIT INDEX

The following is a complete list of exhibits filed as a part of this registration statement and which are incorporated herein.

EXHIBIT NO.        DESCRIPTION
-----------        -----------

4.3                 SDC International, Inc. 2001 Non-Qualified Stock Option
                    Plan.

5.1 Opinion of Baker & McKenzie, regarding legality of the securities covered by this registration statement.

23.1 Consent of Baker & McKenzie, counsel for the Registrant, to the use of its opinion with respect to the legality of the securities covered by this registration statement and to the references to such counsel in this registration statement (contained in the opinion filed as Exhibit 5.1 to this registration statement).

23.3 Consent of Richard A. Eisner & Company, LLP, independent auditors.


                                      II-6